                                                                  EXHIBIT(g)(19)

   49 Sears Tower
   Chicago, Illinois 60606
   Telephone: 312-655-4400
   Toll Free: 800-621-2302


   Goldman Sachs Trust


January 8, 1999

State Street Bank and Trust Company
1 Heritage Drive, P3N
North Quincy, MA  02171

Gentlemen:

This is to advise you that Goldman Sachs Conservative Strategy Portfolio has been established under the Goldman Sachs Trust-Asset Allocation Portfolios. In accordance with the Additional Funds provisions in Section 17 of the Custodian Contract dated April 6, 1990 between the Company and State Street Bank and Trust Company, the Company hereby requests that you act as Custodian for the new series under the terms of the respective contracts.

Please indicate your acceptance of the foregoing by executing two copies of the Letter Agreement, returning one to the Company and retaining one copy for your records.



By:/s/ John Perlowski
   -------------------------
   Treasurer of the Company


Agreed to this    6th    day of    January    , 1999.
               ---------        -------------



State Street Bank and Trust Company



By: /s/Gayle Coluccio
    ------------------------
     Vice President